EXHIBIT 10.14.3

April 29, 2005
Rick Kundrat NuVim Inc. 12 Route 17 North
Paramus, NJ 07652

Re:	Amendment to Services Agreement and Convertible Promissory Note, each dated July 26, 2004; Second Amendment to Services Agreement and Warrant, each dated September 14, 2004

Dear Rick:

                    Under the terms of the above-referenced documents, the passage of the date January 1, 2005 triggers certain rights to me.  By letter date November 3, 2004, I extended such date to March 31, 2005; by letter dated March 28, 2005, I extended such date to April 30, 2005.  By this letter, I hereby agree that as follows:

                    Under Section 2.1(b) of the Convertible Promissory Note, I am entitled to an “Optional Conversion” if NuVim Inc. has not consummated the IPO (as defined therein) before January 1, 2005.  By this letter, I hereby agree to further amend the date January 1, 2005 to May 31, 2005.

                    Under Section 2(b)(ii) of the Warrant, I am entitled to exercise the Warrant in accordance with the terms of the Warrant on or after January 1, 2005.  By this letter, I hereby agree to further amend the date January 1, 2005 to May 31, 2005.

                    Nothing contained in this letter, my letter of November 3, 2004 or my letter of March 28, 2005 shall impact upon the date after which interest begins to accrue at the default rate of interest under the Convertible Promissory Note or under any other note or instrument issued by NuVim Inc. to me.

Very truly yours,

/s/ DICK CLARK

Dick Clark by Fran La Maina,
Attorney-in-Fact